UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Community Financial Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 2, 2005

Dear Fellow Shareholder:

     On behalf of the Board of Directors and management of Community Financial Holding Company, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Shareholders to be held at the Gwinnett Community Bank office located at 2775 Buford Highway, Duluth, Georgia 30096, on Thursday, April 14, 2005, at 10:00 a.m. Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Porter Keadle Moore, LLP, the Company’s independent auditors, will be present to respond to any questions shareholders may have.

     The matters to be considered by shareholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each director nominee and for each other matter to be considered.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,
/s/ Thomas J. Martin
Thomas J. Martin
Chairman and Chief Executive Officer

GENERAL
VOTING AND REVOCABILITY OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL I — ELECTION OF DIRECTORS
Biographical Information of Directors and Executive Officers
Directors
Named Executive Officers Not Listed Above
Meetings and Committees of the Board of Directors
Executive Compensation Committee
Audit Committee
Report of the Audit Committee
Nominations for Directors
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Director Compensation
Executive Officer Compensation
Employment and Other Agreements
Code of Ethics
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL II — RATIFICATION OF APPOINTMENT OF AUDITORS
Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors
PROPOSAL III – APPROVAL AND ADOPTION OF THE COMMUNITY FINANCIAL HOLDING COMPANY, INC. 2005 STOCK OPTION PLAN
Description of the Plan.
Federal Income Tax Consequences
MISCELLANEOUS
SHAREHOLDER PROPOSALS
COMMUNICATIONS WITH THE COMPANY’S DIRECTORS AND COMPANY DOCUMENTS
FORM 10-KSB
Community Financial Holding Company, Inc. 2005 Stock Option Plan

COMMUNITY FINANCIAL HOLDING COMPANY, INC.
2775 BUFORD HIGHWAY
DULUTH, GEORGIA 30096

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on April 14, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Community Financial Holding Company, Inc. (the “Company”) will be held at the Gwinnett Community Bank office located at 2775 Buford Highway, Duluth, Georgia 30096, on Thursday, April 14, 2005, at 10:00 a.m. Eastern time or at any adjournment or postponement thereof. A proxy card and a proxy statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	Election of directors of the Company;

2.	Ratification of the appointment of Porter Keadle Moore, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2005;

3.	Approval and Adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan; and

4.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may come before the Annual Meeting. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or postponed. Shareholders of record at the close of business on April 1, 2005, are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY YOU GIVE MAY BE REVOKED BEFORE THE VOTE AT THE ANNUAL MEETING BY DELIVERING TO THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING UPON GIVING ORAL NOTICE OF YOUR INTENTION TO VOTE IN PERSON. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ann K. Marshall
Ann K. Marshall
Duluth, Georgia April 2, 2005	Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
COMMUNITY FINANCIAL HOLDING COMPANY, INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
APRIL 14, 2005

GENERAL

     This Proxy Statement is being delivered to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), which will be held at the office of Gwinnett Community Bank (the “Bank”), the Company’s wholly-owned subsidiary, located at 2775 Buford Highway, Duluth, Georgia 30096, on Thursday, April 14, 2005, at 10:00 a.m. Eastern time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about April 2, 2005.

     At the Annual Meeting, shareholders will consider and vote upon (i) the election of directors (ii) the ratification of the appointment of Porter Keadle Moore, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2005, and (iii) the approval and adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan. The Board of Directors of the Company knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

     Shareholders who execute proxies retain the right to revoke such proxies at any time prior to a vote being taken at the Annual Meeting. Unless so revoked, the shares represented by those proxies will be voted at the Annual Meeting and any adjournment or postponement thereof. Proxies may be revoked by submitting written notice to the Secretary of the Company at 2775 Buford Highway, Duluth, Georgia 30096, or by the delivery to the Secretary of the Company of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a shareholder attends the Annual Meeting and gives oral or written notice of his or her intention to vote in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted “FOR” the nominees for director set forth below, “FOR” the ratification of the appointment of independent auditors and “FOR” the approval and adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or will not serve, and matters incident to the conduct of the Annual Meeting. The proxy also confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has set April 1, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Shareholders of record as of the close of business on the record date are entitled to one vote for each share of common stock of the Company then held. As of the record date, the Company had 1,200,894 shares of common stock issued and outstanding.

     The presence either in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority to vote on the matter (the “broker non-votes”) will be considered present for purposes of determining whether a quorum is present but will not be counted as shares present with respect to any matter on which the broker has expressly not voted. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

     As to the election of directors, as set forth in Proposal I, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for any or all of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. As a result, the eight nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

     As to the ratification of independent auditors as set forth in Proposal II, by checking the appropriate box a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) vote to “ABSTAIN” on the proposal. Proxies marked “ABSTAIN” will be treated as a vote cast for purposes of determining whether a quorum is present. The ratification of independent auditors, unless otherwise required by law, will be determined by a majority of votes cast without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

     As to the approval and adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan as set forth in Proposal III, by checking the appropriate box a shareholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) vote to “ABSTAIN” on the proposal. Proxies marked “ABSTAIN” will be treated as a vote cast for purposes of determining whether a quorum is present. The approval and adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan, and all other matters that may properly come before the Annual Meeting, unless otherwise required by law, will be determined by a majority of votes cast without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

     Persons and groups owning in excess of 5% of the common stock are required to file with the Securities and Exchange Commission (the “SEC”) certain reports regarding their ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table sets forth, as of March 25, 2005, persons or groups who own more than 5% of the common stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at the record date.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership*		Percent of Class
James B. Braden
1505 Lakes Parkway Lawrenceville, GA 30043	73,334	(1)	5.96	%(1)

Thomas J. Martin
2775 Buford Highway Duluth, GA 30096	130,000	(2)	10.31	%(2)

Miles H. Mason, III M.D.
3500 McClure Bridge Road Duluth, GA 30096	66,667	(3)	5.42	%(3)

Daniel E. Reeves
c/o Community Financial Holding Co., Inc. 2775 Buford Highway Duluth, GA 30096	79,002	(4)	6.42	%(4)

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership*	Percent of Class
Franklin M. Rinker
1000 Medical Center Blvd. NW Lawrenceville, GA 30046	66,667 (5)	5.42	%(5)

*	All numbers have been adjusted to reflect warrants issued in connection with the organization of the Bank.

(1)	The amount shown includes 30,000 shares of common stock that Mr. Braden has the right to acquire through the exercise of warrants that became fully vested on October 18, 2003 (“Presently Exercisable Warrants”) and 22,500 shares held indirectly through a brokerage account.

(2)	The amount shown includes 60,000 shares of common stock that Mr. Martin has the right to acquire through the exercise of Presently Exercisable Warrants, 27,000 shares held in a Profit Sharing Plan, 14,000 shares held indirectly through an individual retirement account and 6,000 shares held indirectly by Mr. Martin’s spouse.

(3)	The amount shown includes 30,000 shares of common stock that Mr. Mason has the right to acquire through the exercise of Presently Exercisable Warrants.

(4)	The amount shown includes 30,000 shares of common stock that Mr. Reeves has the right to acquire through the exercise of Presently Exercisable Warrants and 3,002 shares held as custodian for minor grandchildren.

(5)	The amount shown includes 30,000 shares of common stock that Mr. Rinker has the right to acquire through the exercise of Presently Exercisable Warrants and 9,000 held indirectly through an individual retirement account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership of the common stock, on Forms 3, 4, and 5, with the SEC and to provide copies of those Forms 3, 4, and 5 to the Company. Other than as set forth in the stock ownership table above, the Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the common stock.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements of the Exchange Act applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

PROPOSAL I — ELECTION OF DIRECTORS

     The Board currently consists of eight directors, each of whom shall serve until his successor has been elected and qualified. The Board of Directors has nominated the eight persons named below to serve as directors of the Company until the 2006 Annual Meeting of Shareholders.

     All of the nominees are currently directors of the Company. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the other named nominees and for such substitute or substitutes, if any, as the Board of Directors may recommend to replace such nominee. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

     The following table sets forth the nominees and the directors of the Company, the year each director became a director of the Company or the Bank, and the number and percentage of shares of the outstanding common stock beneficially owned by each director as of April 1, 2005. Each director of the Company is also a director of the Bank. The Company was incorporated and became a holding company for the Bank in February 2002. All persons who were directors of the Bank at the time of the Company’s formation became directors of the Company.

	Year First		Amount and Nature
	Elected or	Position with the	of Beneficial
Name of Beneficial Owner	Appointed	Company	Ownership (1)		Percent of Class
	BOARD NOMINEES FOR TERM TO EXPIRE IN 2005
Frank W. Bell, Jr.	1999	Director	27,667	(2)	2.28%
James B. Braden	1999	Director	73,334	(3)	5.96%
J. Terry Gordon	1999	Director	26,667	(4)	2.20%
Thomas J. Martin	1999	Chairman of the Board and Chief Executive Officer	130,000	(5)	10.31%
Miles H. Mason, III, M.D.	1999	Director	66,667	(6)	5.42%
Don F. Phillips, Jr.	1999	Director	31,667	(7)	2.61%
Daniel E. Reeves	1999	Director	79,002	(8)	6.42%
Franklin M. Rinker	1999	Director	66,667	(9)	5.42%

	NAMED EXECUTIVE OFFICERS NOT LISTED ABOVE
Ann K. Marshall	N/A	Executive Vice President, Chief Operating Officer, Chief Financial Officer	10,167	(10)	*
Donald W. Tew	N/A	Senior Vice President and Senior Lending Officer of the Bank	500	(11)	*

	ALL DIRECTORS AND EXECUTIVE OFFICERS
All directors and executive officers as a group (10 persons)	N/A	N/A	512,338	(12)	42.66%

*	Indicates beneficial ownership of less than 1%.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (i) 1,200,894 shares of common stock outstanding as of March 25, 2004, and (ii) shares of common stock issuable pursuant to Presently Exercisable Warrants held by the respective person or group. The shares of common stock issuable upon exercise of Presently Exercisable Warrants are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	Includes 10,000 shares of common stock that Mr. Bell has the right to acquire through the exercise of Presently Exercisable Warrants.

(3)	Includes 30,000 shares of common stock that Mr. Braden has the right to acquire through the exercise of Presently Exercisable Warrants and 22,500 shares held indirectly through a brokerage account.

(4)	Includes 10,000 shares of common stock that Mr. Gordon has the right to acquire through the exercise of Presently Exercisable Warrants.

(5)	Includes 60,000 shares of common stock that Mr. Martin has the right to acquire through the exercise of Presently Exercisable Warrants and 27,000 shares held in a Profit Sharing Plan, 14,000 shares held indirectly through an individual retirement account and 6,000 shares held indirectly by Mr. Martin’s spouse.

(6)	Includes 30,000 shares of common stock that Dr. Mason has the right to acquire through the exercise of Presently Exercisable Warrants.

(7)	Includes 12,500 shares of common stock that Mr. Phillips has the right to acquire through the exercise of Presently Exercisable Warrants.

(8)	Includes 30,000 shares of common stock that Mr. Reeves has the right to acquire through the exercise of Presently Exercisable Warrants 3,002 shares held as custodian for minor grandchildren.

(9)	Includes 30,000 shares of common stock that Mr. Rinker has the right to acquire through the exercise of Presently Exercisable Warrants and 9,000 held indirectly through an individual retirement account.

(10)	Includes 10,167 shares held indirectly through an individual retirement account.

(11)	Includes 500 shares held jointly with Mr. Tew’s spouse.

(12)	Includes 212,500 shares of common stock that the members of the group have the right to acquire through the exercise of Presently Exercisable Warrants. All directors and executive officers may be contacted at the Company’s main office, located at 2775 Buford Highway, Duluth, GA 30096.

Biographical Information of Directors and Executive Officers

Biographical information concerning the directors and executive officers of the Company is set forth below.

Directors

     Frank W. Bell, Jr., age 57, Mr. Bell has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. He is a nurseryman and horticulturist. He is a graduate of The University of Georgia in Athens, Georgia.

     James B. Braden, age 44, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Mr. Braden is a real estate developer. He is a graduate of The University of Georgia in Athens, Georgia. He services as a member of the Board of Directors of the following: American Cancer Society of Gwinnett, the 1818 Club, Council for Quality Growth and the Gwinnett County Chamber of Commerce.

     J. Terry Gordon, age 61, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Mr. Gordon is a certified public accountant and is President of J. Terry Gordon and Associates, CPA. He is a graduate of Georgia Southern University in Statesboro, Georgia. He currently serves of the Board of Directors of Annandale of Suwanee, Inc. a non profit center for mentally challenged adults, a member of the Board of Good Shepherd Presbyterian Church, former member of the Board and former Treasurer and current member of the Finance Committee of Atlanta-Fulton County Zoo, Inc.

     Thomas J. Martin, age 60, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. He is the Chairman of the Board and Chief Executive Officer of the Company and Gwinnett Community Bank. He attended Georgia State University and DeKalb College and is a graduate of The Graduate School of Banking at Louisiana State University in Baton Rouge, Louisiana. Prior to joining the Bank, Mr. Martin was Chairman of the Board and Chief Executive Officer of Citizens Bank of Gwinnett, Duluth, Georgia from April 1984 to June 1998. He also serves on the Board of the Convention and Visitors Bureau of Gwinnett County.

     Miles H. Mason, III, M.D., age 57, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Dr. Mason is a physician and is Chief of Staff of Gwinnett Hospital System, Inc. He is a graduate of Emory University in Atlanta, Georgia and the Medical College of Georgia in Augusta, Georgia.

     Don F. Phillips, Jr., age 45, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Mr. Phillips owns a flooring design business. He is a graduate of Troy State University in Troy, Alabama.

     Daniel E. Reeves, age 60, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Mr. Reeves is the former head coach for the Atlanta Falcons, a professional football team. He attended The University of South Carolina in Columbia, South Carolina.

     Franklin M. Rinker, age 59, has been a director of the Bank since its organization in 1999 and of the Company since its incorporation in February 2002. Mr. Rinker is a hospital administrator. He is a graduate of Emory University in Atlanta, Georgia and Queens College in Charlotte, North Carolina. He is a member of the following Board of Directors: Gwinnett Health Systems, Inc., Gwinnett Hospital Systems, Inc., Georgia Hospital Association, Georgia Alliance of Community Hospitals, Voluntary Hospitals of America, Inc., Phoenix Healthcare

Management Services, Inc. Medical Resources Network, Healthcare, Inc., Promina Health Systems, Inc., AHA Regional Policy Board and the Georgia Chamber of Commerce.

Named Executive Officers Not Listed Above

     Ann K. Marshall, age 46, has been employed as Executive Vice President, Chief Operating Officer and the Chief Financial Officer of the Bank since April 1999 and the Company since April 2001. Prior to joining the Bank, Ms. Marshall was a vice president for the Citizens Bank of Gwinnett, Georgia from August 1989 until April 1998.

     Donald W. Tew, age 54, has been employed as Senior Vice President and Senior Lending Officer since December 2002. Prior to joining the Bank, Mr. Tew was a vice president of SunTrust Bank in Duluth, Georgia from November 1976 until December 2002. Mr. Tew currently serves as a member of the Civitans Club.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2004, the Board of Directors held 9 regular meetings. No director attended (in person or by teleconference) fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during 2004.

     The Board of Directors of the Bank (the “Bank Board”) conducts its business through meetings of the Bank Board and through activities of its committees. During the fiscal year ended December 31, 2004, the Bank Board held 12 regular meetings. No director attended fewer than 75% of the total meetings (in person or by teleconference) of the Bank Board and the committees on which he served during 2004.

     The Board of Directors encourages the attendance of all directors at its Annual Shareholders Meeting, although it has no formal policy regarding attendance. Seven of the eight members of the Board of Directors were in attendance at the 2004 Annual Meeting held on April 15, 2004.

Executive Compensation Committee

     The Executive Compensation Committee determines executive compensation and consists of Messrs. Franklin M. Rinker (Chairman), Miles H. Mason, III M.D., Donald F. Phillips and Thomas J. Martin, none of whom were officers or employees of Gwinnett Community Bank or the Company during fiscal 2004 or any prior year, with the exception of Mr. Martin, who is Gwinnett Community Bank’s Chief Executive Officer and President and the Company’s Chairman and Chief Executive Officer. The Board of Directors deems it appropriate that Mr. Martin serve on the Executive Compensation Committee as he is the founding member of the Company, has the largest financial invested in the Company and lends his expertise in banking as well as knowledge of the performance of the other executive under review. Mr. Martin was not present for discussion and voting on matters affecting his compensation. The Executive Compensation Committee was formed in 2002 and operates under the authority granted in the Company’s Bylaws. The Executive Compensation Committee met three times during 2004.

Audit Committee

     The Board of Directors has established an Audit Committee and has adopted a written charter, a copy of which can be obtained on the Bank’s website at www.gwinnettcommunitybank.com, setting out the audit related functions the committee is to perform. The Audit Committee has reviewed and reassessed the adequacy of its formal written charter and found that it meets all necessary requirements.

Report of the Audit Committee

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

     As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities include:

•	Ensuring the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	Monitoring the independence and performance of the Company’s internal auditors and independent auditors; and

•	Monitoring the Company’s compliance with legal and regulatory requirements.

     The Audit Committee recommends the selection of the Company’s and the Bank’s independent auditors to the Board of Directors and the Bank Board and meets with the Company’s independent auditors to discuss the scope and to review the results of the annual audit of the consolidated financial statements.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Audit Committee met four times during 2004.

     All of the directors who serve on this committee are “Independent” for purposes of the National Association of Securities Dealers (“NASD”) listing standards for small business issuers.

     The Audit Committee has reviewed the Company’s consolidated financial statements and met with both management and Porter Keadle Moore, LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     The Audit Committee has received from and discussed with Porter Keadle Moore, LLP, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee has also discussed with Porter Keadle Moore, LLP, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year end December 31, 2004, for filing with the SEC.

Members of the Audit Committee

J. Terry Gordon, Chairman and Financial Expert
James B. Braden
Franklin M. Rinker

Nominations for Directors

     Effective January 15, 2004, the Board of Directors established a nominating committee (the “Nominating Committee”) consisting of Frank W. Bell, Jr. (Chairman), Franklin M. Rinker, Thomas J. Martin and Donald F. Phillips, Jr. The Nominating Committee has not yet established a charter. During 2005, the Nominating Committee met once. All of the directors who serve on this committee are “Independent” for purposes of the National Association of Securities Dealers (“NASD”) listing standards for small business issuers except Mr. Martin who is not considered independent because he is the Chief Executive Officer of the Company. The Board of Directors deems it appropriate for Mr. Martin to serve on the Nominating Committee, as he is the founder of the Company, Chairman of the Board, has the largest financial investment in the Company, and has expertise in Bank Board management as he previously served as Chairman of the Board at two other financial institutions.

     The Nominating Committee is responsible for reviewing candidates for director and making recommendations to the Board of Directors as to nominations for director. Shareholders who wish the Nominating Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating Committee in care of the Office of the Secretary, Community Financial Holding Company, Inc., P.O. Box 3910, Duluth, Georgia 30096. Nominees made in accordance with these provisions will be given the same consideration given to nominees of the Nominating Committee. Nominees may also be suggested by Board Members, members of management, shareholders, or by third party firms. The

Committee will assess each potential nominee for their experience, independence, understanding of the banking industry, their ability to devote the time necessary to fulfill his or her responsibilities and the current needs of the Board.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

     The directors of the Company receive $500 per month Directors fees paid by the Bank totaled $48,600 in compensation. This was paid to directors for their service on the Board of Directors during the fiscal year ended December 31, 2004. In addition, Ann K. Marshall was paid $300 per month for her service as Secretary to the Board. There were no other fees paid to the Directors for their service on any committees.

Executive Officer Compensation

     Summary Compensation Table. The following table presents the total compensation for the three years ended December 31, 2004, for our President and Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers on December 31, 2004 and who made salary and bonus in excess of $100,000 (collectively, the “Named Executive Officers”). All amounts include aggregate compensation paid by the Company and the Bank.

Name and	Fiscal			All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)
Thomas J. Martin	2004	$175,000	$45,500	$40,248	(1)
Chairman and Chief	2003	157,024	25,000	37,015	(1)
Executive Officer	2002	150,000	20,000	28,191	(1)

Ann K. Marshall	2004	$125,000	$21,750	$20,009	(2)
Executive Vice President,	2003	114,020	15,000	17,469	(2)
Chief Operating	2002	100,833	5,000	9,219	(2)
Officer & Chief Financial Officer

Donald W. Tew	2004	$110,000	$19,140	$17,071	(3)
Sr. Vice President and	2003	99,872	10,000	15,357	(3)
Sr. Lending Officer	2002	n/a	n/a	n/a	(3)

(1)	For Mr. Martin, the amount includes:

			Insurance Premiums
	Directors Fees	401K Company Match	Paid by Company	Use of Company Auto
2004	$6,000	$7,000	$12,566	$14,682
2003	6,000	4,711	11,622	14,682
2002	500	4,523	8,486	14,682

(2)	For Ms. Marshall, the amount includes:

			Insurance Premiums
	Secretary Fees	401K Company Match	Paid by Company
2004	$3,600	$5,000	$11,409
2003	3,600	3,421	10,448
2002	300	3,300	5,619

     (3) For Mr. Tew, the amount includes:

		Insurance Premiums
	401K Company Match	Paid by Company
2004	$4,400	$12,671
2003	3,296	12,061
2002	n/a	n/a

Employment and Other Agreements

     The Bank has entered into employment agreements with each of Thomas J. Martin, its Chairman and Chief Executive Officer, Ann K. Marshall, its Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Donald W. Tew, its Senior Vice President and Senior Lending Officer.

     Mr. Martin’s employment agreement is continually renewable and provides for a base salary of $200,000 plus performance related bonuses. The agreement may be terminated by the Bank for “just cause” as defined in the agreement. If the Bank terminates the officer without just cause, he will be entitled to a lump sum payout equal to 24 months base salary plus pro rated portion of earned performance bonus and benefits. In the event of a change of control (as defined in the agreement), he will be entitled to a lump sum payment equal to 36 months average monthly salary (as defined in the agreement) plus the pro rated portion of earned bonus and benefits. If that event had occurred at December 31, 2004, the payments would have equaled approximately $455,872 or $570,875 respectively.

     Ms. Marshall’s employment agreement is continually renewable and provides for a base salary of $135,000 plus performance related bonuses. The agreement may be terminated by the Bank for “just cause” as defined in the agreement. If the Bank terminates the officer without just cause she will be entitled to a lump sum payout equal to 12 months base salary plus benefits. In the event of a change of control (as defined in the agreement) she will be entitled to 24 months average base salary (as defined in the agreement) plus benefits. If that event had occurred at December 31, 2004, the payments would have equaled approximately $176,764 or $249,705 respectively for Ms. Marshall.

     Mr. Tew’s employment agreement is continually renewable and provides for a base salary of $120,000 plus performance related bonuses. The agreement may be terminated by the Bank for “just cause” as defined in the agreement. If the Bank terminates the officer without just cause he will be entitled to a lump sum payout equal to 12 months base salary plus benefits. If that event had occurred at December 31, 2004, the payments would have equaled approximately $154,747. The aggregate payments that would be made would be an expense to the Bank and reduce net income and capital by that amounts.

Code of Ethics

     The Board of Directors has adopted a Code of Ethics that is applicable to all of our executive officers and employees. We have posted the Code of Ethics to our website at www.gwinnettcommunitybank.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank’s directors and executive officers, their immediate family members and certain companies and other entities associated with them have been customers of and have had banking transactions with the Bank and are expected to continue those relationships. All extensions of credit made by the Bank to these individuals, companies, and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

     Election of each of the nominated directors requires the approval of a majority of the votes cast by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the election of each of the individuals named herein as nominees for directors of the Company.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has approved the selection of Porter Keadle Moore, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005, subject to ratification by the Company’s shareholders. A representative of Porter Keadle Moore, LLP, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

     Audit Fees. In connection with the audit of the Company’s annual consolidated financial statements, review of its Form 10-KSB, and review of our interim consolidated financial statements included within Forms 10-QSB, the Company was billed approximately $54,800 and $48,400, in 2004 and 2003, respectively, by Porter Keadle Moore, LLP. These figures include fees for services and out-of-pocket travel costs.

     Audit-Related Fees. During 2004,the Company paid no audit related fees to Porter Keadle Moore, LLP. In 2003, the internal audit work was performed by Porter Keadle Moore, LLP who billed approximately $21,500 for internal control review and selected outsourced quarterly internal audit procedures.

     Tax Fees. During 2004 and 2003, Porter Keadle Moore, LLP billed approximately $15,200 and $7,500, respectively, for tax compliance and tax planning services.

     All Other Fees. During 2004, the Company paid no other fees to Porter Keadle Moore, LLP. During 2003, the Company was billed approximately $1,100, for miscellaneous consulting services. The Audit Committee considered the provision of these services to be compatible with maintaining the independence of Porter Keadle Moore, LLP.

Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. The policy requires any proposals for services be submitted to the Chairman of the Audit Committee for review and signature prior to the commencement of an engagement.

     The types of non-audit services that are likely to be solicited from the independent auditors include: internal control reviews and assistance with internal control reporting requirements, review of information system security, tax compliance, tax planning and related tax services, excluding any tax services prohibited by regulatory or other oversight authorities.

     In 2004, the Audit Committee pre-approved 100% of all audit services performed by independent auditors. There were no hours expended, billed or performed by any persons other than full time, permanent employees of the independent auditors.

     Ratification of the appointment of the auditors requires the approval of a majority of the votes cast by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Porter Keadle Moore, LLP, as the Company’s auditors for the fiscal year ending December 31, 2005.

PROPOSAL III – APPROVAL AND ADOPTION OF THE
COMMUNITY FINANCIAL HOLDING COMPANY, INC.
2005 STOCK OPTION PLAN

     On March 17, 2005, the Board of Directors approved the Company’s 2005 Stock Option Plan (the “Plan”) whereby 60,000 shares of the Company’s common stock were authorized for issuance under the Plan. It is the Company’s intent the stock options will be granted under the Plan to employees and directors.

     On March 17, 2005,both the Compensation Committee and the Board of Directors directed that 60,000 shares of common stock of the Company be reserved for issuance pursuant to the exercise of options to purchase common stock which may be issued under the Plan. The vesting period for these options is at the discretion of the Compensation Committee of the full Board of Directors. In the event the shareholders do not approve the Plan, any options previously granted under the Plan will become null and void ab initio. The text of the proposed Plan is set forth in Annex A to this Proxy Statement.

     The following table sets forth the benefits or amounts that we intend to grant to each of the Named Executive Officers and others under the Plan. Such individuals or others may receive other benefits or amounts in the future, but such amounts are not currently determinable.

		Number of Options
	Dollar Value	To Be Granted Under
Name and Position	($)	Plan
Thomas J. Martin, Chairman of the Board and Chief Executive Officer	—	—

Ann K. Marshall, Executive Vice President, Chief Operating Officer, Chief Financial Officer	—	(1)

Donald W. Tew, Senior Vice President and Senior Lending Officer of the Bank	—	(1)

New Directors, if any	$132,000	6,000

All current executive officers (as a group)	$528,000	24,000 (1)

All current directors who are not executive officers (as a group)	—	—

All employees, including all current officers who are not executive officers (as a group)	$660,000	30,000

(1)	The Board intends to grant up to 19,000 options to Ms. Marshall and Mr. Tew in the aggregate and intends to reserve up to 5,000 options for future option grants to Ms. Marshall and Mr. Tew. The allocation of such options between Ms. Marshall and Mr. Tew has not yet been determined by the Board.

Description of the Plan. The Plan provides for the grant of two types of awards to employees and directors:

•	incentive stock options; and

•	non-qualified stock options.

Federal Income Tax Consequences

     The following is a brief general description of the consequences under the Internal Revenue Code of 1986, as amended (the “Code”) of the receipt or exercise of stock options under the Plan. The following description does not discuss all possible tax consequences of the receipt or exercise of stock options under the Plan, which consequences may vary depending upon a participant’s individual tax and financial circumstances.

     Incentive Stock Options. An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option (“ISO”). However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the option holder for the year in which the option is exercised, and thus may increase the federal income tax liability of the option holder as a result of the exercise of an ISO under the alternative minimum tax rules of the Code. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to the exercise of the ISO.

     If an option holder disposes of the common stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. However, if the option holder is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares as of a later date (such later date being the earlier of (1) the expiration of 6 months from the date of exercise, or (2) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Exchange Act, unless the option holder makes a timely Code §83(b) election in which event the fair market value of the shares will be determined on the date of exercise) and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to the long-term capital assets has been satisfied.

     For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a nonqualified stock option (“NQSO”) or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code §1036 and the rulings thereunder. Accordingly, these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

     An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the common stock subject to ISO’s which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSO’s.

     There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

     Nonqualified Stock Options. Neither the Company nor the option holder has income tax consequences from the issuance of NQSO’s. Generally, in the tax year when an option holder exercises NQSO’s, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. However, if the option holder is subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the option holder recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the option price for such shares, with such later date being the earlier of (i) the expiration of 6 months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Exchange Act, unless the option holder makes a timely Code §83(b) election, in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the option holder in the Company’s tax year during which the option holder recognizes ordinary income, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

     NQSO’s issued under the Plan must have an exercise price which is not less than the fair market value of the stock subject to the NQSO determined as of the date of grant of the NQSO. Therefore, a NQSO issued under the Plan generally would not be a “nonqualified deferred compensation plan” subject to taxation under Code §409A absent some additional deferral feature. If some additional deferral feature were present in a NQSO, then such option might be considered a “nonqualified deferred compensation plan” subject to taxation under Code §409A. The Company does not intend to issue any NQSO with any additional deferral feature, and, therefore, Code §409A should not apply to NQSO’s issued under the Plan.

     Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of the shares acquired through the exercise of a NQSO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the NQSO was exercised (or if the option holder was subject to Section 16(b) of the Exchange Act and did not make a timely Code §83(b) election, the fair market value on the delayed determination date, if applicable.

     Special rules apply to an employee who exercises a NQSO by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company. If an option holder exercises a NQSO by paying the option price with previously acquired common stock, the option holder will generally recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code §1036 and the rulings thereunder. Accordingly, no gain or loss is recognized upon the exchange, and the new shares received in the exchange obtain the same holding period and the same basis the option holder had in the old tendered shares. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

     The excess new shares received will obtain a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period for the excess new shares commences upon the exercise of the option.

     Limitation on Company Deductions. Notwithstanding the preceding provisions, no federal income tax deduction is allowed for compensation paid to a “covered employee” in any taxable year to the extent that such compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the four highest compensated officers of the Company, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options.

     Regulations indicate that compensation attributable to a stock option generally will satisfy the limitation exception for performance based compensation if the grant or award is made by a “compensation committee” (a committee composed of “outside” directors), the plan under which the option is granted states the maximum number of shares with respect to which the options may be granted during a specified period to any employee, and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant. Because the Plan provides that the maximum number of shares with respect to which options may be granted to any individual during a calendar year is 40,000, stock options granted under the Plan may possibly satisfy these requirements, depending upon the specific terms, provisions, restrictions and limitations of such options.

     ERISA. The Plan is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) as it does not provide either welfare benefits or a deferral of income for periods extending to the termination of employment or retirement.

     Golden Parachute Payments. Under Section 280G of the Code, no federal income tax deduction is allowed to a corporation for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subject the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for a corporation, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in the ownership or effective control of a corporation, to the extent that such payments (in present value) exceed three times the payee’s average annual taxable compensation from the corporation for the previous five years. Certain payments with respect to nonpublicly traded corporations, payments for reasonable compensation for services rendered after a Change of Control and payments from qualified plans are generally not included in determining “excess parachute payments.”

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

     The Plan will be fully adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted “FOR” adoption of the Plan. The Board has determined that the adoption of the Plan is in the best interest of the Company and its stockholders. The Board of Directors recommends a vote FOR the adoption of the Plan.

MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage forms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

     The Company’s Annual Report to Shareholders for the year ended December 31, 2004, including consolidated financial statements, will be mailed to all shareholders of record as of the close of business on the record date for the Annual Meeting. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

     In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received at the Company’s executive offices at 2775 Buford Highway, Duluth, Georgia 30096, no later than December 1, 2005.

     In the event the Company receives notice of a shareholder proposal to take action at next year’s Annual Meeting of Shareholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion by is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its shareholders may exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company’s executive offices by February 16, 2006.

COMMUNICATIONS WITH THE COMPANY’S
DIRECTORS
AND COMPANY DOCUMENTS

     Mail from shareholders can be addressed to Directors in care of the Office of the Secretary, Community Financial Holding Company, Inc., P.O. Box 3910, Duluth Georgia 30096. At the direction of the Board of Directors, all mail received will be opened, logged and screened for security purposes. Mail addressed to a particular Director will be delivered to the Director at the next scheduled Board Meeting. All mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

FORM 10-KSB

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE SECRETARY, COMMUNITY FINANCIAL HOLDING COMPANY, INC., 2775 BUFORD HIGHWAY, DULUTH, GEORGIA 30096.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ann K. Marshall
Ann K. Marshall
Secretary

Duluth, Georgia
April 2, 2005

Annex A

Community Financial Holding Company, Inc.
2005 Stock Option Plan

Community Financial Holding Company, Inc.
2005 Stock Option Plan

Section 1.

Purpose

     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Eligible Recipients in order to attract and retain Eligible Recipients. The Plan provides for the grant of Incentive Stock Options and Non-Qualified Stock Options

Section 2.

Definitions

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Option Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions set forth below may not be used in this Plan, and may be inserted here solely for possible use in Option Agreements issued under this Plan.

     2.1      Board means the Board of Directors of the Company.

     2.2      Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

     2.3      Change of Control means any of the following:

          (a)      any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration;

          (b)      any transaction pursuant to which persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company;

          (c)      any transaction whereby there is an acquisition of twenty-five percent (25%) or more (or a lesser percentage if the Georgia Department of Banking and Finance, the FDIC or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Company) of the voting securities of the Company by any person or persons within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended;

          (d)      the individuals who, as of the date of this Agreement, were members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; or

          (e)      any transaction if the Optionee and the Company agree in writing prior to such transaction that such transaction shall constitute a Change of Control for purposes of this Agreement.

However, notwithstanding the foregoing, an Optionee and the Company may agree in writing prior to the occurrence of any of the foregoing events that such event shall not constitute a Change of Control for purposes of this Agreement.

     2.4      Code means the Internal Revenue Code of 1986, as amended.

     2.5      Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

     2.6      Common Stock means the common stock of the Company.

     2.7      Company means Community Financial Holding Company, Inc., a Georgia corporation, and any successor to such organization.

     2.8      Director means a member of the Board.

     2.9       Eligible Recipient means an Employee and/or a Director.

     2.10      Employee means a common law employee of the Company, a Subsidiary or a Parent.

     2.11      Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.12      Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.13      Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

          (a)      If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (b)      If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

          (c)      In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

     2.14      FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

     2.15      Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

Community Financial Holding Company, Inc. Option Plan

     2.16      ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

     2.17      NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.

     2.18      Option means an ISO or a NQSO.

     2.19      Option Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of an Option.

     2.20      Outside Director means a Director who is not an Employee and who qualifies as (1) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

     2.21      Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Option, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. However, for purposes of interpreting any Option Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Option and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

     2.22      Participant means an individual who receives an Option hereunder.

     2.23      Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

     2.24      Plan means the Community Financial Holding Company, Inc. 2005 Stock Option Plan, as may be amended from time to time.

     2.25      Qualified Termination shall mean a termination of the employment of an employee where such termination is done by the Company without Cause or where such termination is a Constructive Discharge.

     2.26      Share means a share of the Common Stock of the Company.

     2.27      Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Option Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Option and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.28      Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent.

Community Financial Holding Company, Inc. Option Plan

Section 3.

Shares Subject to Options

     The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed sixty-thousand (60,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option that remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan. The total number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total number of Shares that may be issued pursuant to Options under this Plan pursuant to the preceding three sentences. Notwithstanding anything herein to the contrary, no Participant may be granted Options covering an aggregate number of Shares in excess of thirty-thousand (30,000) in any calendar year, and any Shares subject to a Option which again become available for use under this Plan after the cancellation, expiration or exchange of such Option thereafter shall continue to be counted in applying this calendar year Participant limitation.

Section 4.

Effective Date

     The effective date of this Plan shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Options granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

Section 5.

Administration

     5.1      General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

     5.2      Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Options in a manner consistent with the Plan, to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

     5.3      Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than four (4) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Options that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Options to Insiders that will be exempt from Section 16(b) of the Exchange Act.

Community Financial Holding Company, Inc. Option Plan

     5.4      Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

     5.5      Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 6.

Eligibility

     Eligible Recipients selected by the Board shall be eligible for the grant of Options under this Plan, but no Eligible Recipient shall have the right to be granted an Option under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.

Section 7

Terms of Options

     7.1      Terms and Conditions of All Options. The Board, in its absolute discretion, shall grant Options under this Plan from time to time and shall have the right to grant new Options in exchange for outstanding Options, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Options shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Options, or to grant Options to all Eligible Recipients, or to grant all Options subject to the same terms and conditions. The number of Shares as to which an Option shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

     7.2      Date of Grant. The date a Option is granted shall be the date on which the Board (1) has approved the terms and conditions of the Option Agreement, (2) has determined the recipient of the Option and the number of Shares covered by the Option and (3) has taken all such other action necessary to direct the grant of the Option.

     7.3      Necessity of Option Agreements. Each grant of an Option shall be evidenced by an Option Agreement executed by the Company, a Parent or a Subsidiary, and the Participant. Such Option Agreement shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions, and that shall be in such form, as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

Community Financial Holding Company, Inc. Option Plan

     7.4      Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

     7.5      Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Option Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If an Option is a NQSO, the Exercise Price for each Share shall be no less than (1) the minimum price required by applicable state law, or (2) the minimum price required by the Company’s governing instrument, or (3) $0.01, whichever price is greater. Any Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant. Any Option intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted determined as of the date of such grant. Any Option that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant.

     7.6      Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall:

          (a)      make an Option exercisable before the date such Option is granted; or

          (b)      make an Option exercisable after the earlier of:

               (i)      the date such Option is exercised in full, or

               (ii)      the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Option Agreement.

     7.7      Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Option Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3

Community Financial Holding Company, Inc. Option Plan

promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

     7.8      Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if the recipient of an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

     7.9      Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Option Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Option Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Option Agreement and other agreements with the Participant.

     7.10      Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

     7.11      ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with

Community Financial Holding Company, Inc. Option Plan

respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).

     7.12      Potential Repricing of Stock Options. With respect to any Option granted pursuant to, and under, this Plan, the Board (or a committee thereof) may determine that the repricing of all or any portion of existing outstanding Options is appropriate without the need for any additional approval of the Shareholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, or other equity in the Company.

Section 8.

Securities Regulation

     Each Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Option, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

Section 9.

Life of Plan

     No Option shall be granted under this Plan on or after the earlier of:

          (a)      the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

          (b)      the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or are no longer available for use under this Plan, in which event this Plan also shall terminate on such date.

This Plan shall continue in effect until all outstanding Options have been exercised in full or are no longer exercisable.

Community Financial Holding Company, Inc. Option Plan

Section 10.

Adjustment

     Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be subject to Options granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

Section 11.

Change of Control of the Company

     Except as otherwise provided in a Option Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

     (a)      Accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

     (b)      Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or

     (c)      Unilaterally cancel such Non-Assumed Option in exchange for:

          (i)      whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or

          (ii)      cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

     (d)      Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

     (e)      Unilaterally cancel such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed

Community Financial Holding Company, Inc. Option Plan

Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

Section 12.

Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Options under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.12) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or become, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Options which meet the Performance-Based Exception. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Option shall not be deemed as a diminishment of rights or benefits of such Option), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Option Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Section 13.

Miscellaneous

     13.1      Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Participant.

     13.2      No Guarantee of Continued Relationship. The grant of a Option to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Option Agreement that evidences his or her Option.

     13.3      Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Option. Whenever Shares are to be issued to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the

Community Financial Holding Company, Inc. Option Plan

Option, an amount in cash (or, unless the Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

     13.4      Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

     13.5      Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     13.6      Construction. This Plan shall be construed under the laws of the State of Delaware.

Section 14.

Performance Criteria

     14.1      Performance Goal Business Criteria. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Options to Employees and Directors pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by a Committee composed of solely two (2) or more Outside Directors for purposes of such grants shall be chosen from among the following:

          (a)      Earnings per share;

          (b)      Net income (before or after taxes);

          (c)      Return measures (including, but not limited to, return on assets, equity or sales);

          (d)      Cash flow return on investments which equals net cash flows divided by owners equity;

          (e)      Earnings before or after taxes, depreciation and/or amortization;

          (f)      Gross revenues;

          (g)      Operating income (before or after taxes);

          (h)      Total shareholder returns;

Community Financial Holding Company, Inc. Option Plan

          (i)      Corporate performance indicators (indices based on the level of certain services provided to customers);

          (j)      Cash generation, profit and/or revenue targets;

          (k)      Growth measures, including revenue growth, as compared with a peer group or other benchmark;

          (l)      Share price (including, but not limited to, growth measures and total shareholder return); and/or

          (m)      Pre-tax profits.

     14.2      Discretion in Formulation of Performance Goals. The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Options that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Options downward).

     14.3      Performance Periods. The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to an Option. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

     14.4      Modifications to Performance Goal Business Criteria. In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Options that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m); otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

Community Financial Holding Company, Inc. Option Plan

COMMUNITY FINANCIAL HOLDING COMPANY, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 14, 2005
     The undersigned hereby appoints Thomas J. Martin and Miles H. Mason, III M.D., and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Gwinnett Community Bank office located at 2775 Buford Highway, Duluth, Georgia 30096, on Thursday, April 14, 2005, at 10:00 a.m. Eastern time or at any and all adjournments or postponements thereof, in the following manner:

1.	The election as director of the nominees listed below:

Frank W. Bell, Jr., James B. Braden, J. Terry Gordon, Thomas J. Martin, Miles H. Mason, III, M.D., Don F. Phillips, Jr., Daniel E. Reeves, Franklin M. Rinker

☐	FOR all nominees (except as marked below)	☐	WITHHOLD for all nominees
Instructions: To withhold your vote for a nominee, write the nominee’s name on the line provided below.

2.	The ratification of the appointment of Porter Keadle Moore, LLP, as independent auditors of Community Financial Holding Company, Inc. for the fiscal year ending December 31, 2005.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.	The approval and adoption of the Community Financial Holding Company, Inc. 2005 Stock Option Plan.
☐ FOR                ☐ AGAINST                ☐ ABSTAIN
In their discretion, these attorneys and proxies are authorized to vote in their discretion upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
     The Board of Directors recommends a vote “FOR” each of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. Such subsequently dated proxy must be received by the Secretary of the Company prior to the date of the Annual Meeting.
     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Annual Meeting of Shareholders and a proxy statement dated April 2, 2005 and the Company’s 2004 Annual Report to Shareholders.
     Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Dated:	, 2005

Signature of Shareholder

Print Name of Shareholder

Please Complete, Date, Sign, and Mail this Proxy promptly in the enclosed postage- prepaid envelope. If your address has changed, please correct the address in the space provided below and return this portion with the Proxy in the envelope provided.